UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2005
Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-0728587
I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

CAUTUONARY STATEMENTS:

        Certain statements in this filing contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to find, finance, acquire and successfully operate one or more new businesses; product demand; weather conditions in Europe during peak business season and on weekends; timely deliveries from vendors; our ability to raise cash to meet seasonal demands; our dependence on the aerospace industry; customer satisfaction and quality issues; labor disputes; competition; our ability to attract and retain highly qualified executive management; our ability to achieve and execute internal business plans; worldwide political instability and economic growth; military conflicts; reduced airline revenues as a result of the September 11, 2001 terrorist attacks on the United States, and their aftermath; reduced airline travel due to infectious diseases; and the impact of any economic downturns and inflation.

        If one or more of these and other risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2005, PoloExpress entered into a new employment agreement with Mr. Klaus Esser for the period commencing January 1, 2006. Mr. Esser’s existing contract with PoloExpress expires on December 31, 2005. PoloExpress is a subsidiary of The Fairchild Corporation. It designs and sells motorcycle protective apparel, helmets and accessories. Mr. Esser is the Senior Operation Officer / President of PoloExpress.

The initial term of the agreement is three years, commencing on January 1, 2006 and ending December 31, 2008. Unless either party elects otherwise no later than March 31, 2008, the contract will automatically renew. After renewal, the contract may be terminated by either party on twelve months notice.

Base pay compensation to Mr. Esser is 240,000 Euros per year In addition, if PoloExpress has an annual EBITDA of more than 6 Million Euros, Mr. Esser is entitled to a bonus for such year equal to 5% of the total EBITDA. The bonus for each year is paid in installments of 35,000 Euros per month. The actual bonus amount is determined at the end of each year, after EBITDA is confirmed. If the aggregate monthly installments paid by the Company to Mr. Esser are less than the bonus amount due for such year, a payment for such amount is made at year end by the Company to Mr. Esser.

Following termination of the agreement, Mr. Esser agrees not to compete for a period of 24 months, provided that PoloExpress continues to compensate Mr. Esser during such period at the rate of fifty percent (50%) of his average compensation. (The average compensation is based on the last three years of employment, and includes base pay and bonuses.) Within twenty eight (28) days of the termination of the agreement, PoloExpress may elect not to enforce the two-year non-compete covenant, in which case Mr. Esser shall not compete for a period of one year (as specified in Paragraph 75a of the German Commercial Code) and PoloExpress will compensate Mr. Esser at the rate of 14,000 Euros per month during such one year period.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

10.1 Employment Agreement dated October 18, 2005, between PoloExpress and Klaus Esser.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2005

THE FAIRCHILD CORPORATION

By: Name: Title:	/s/ DONALD E. MILLER Donald E. Miller Executive Vice President, Corporate Secretary and General Counsel